UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 9, 2011

FAUCET IMPRESSIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-54041	27-3819751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

8149 E. Evans Road, #3
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480)-686-1321
  (Registrant’s telephone number, including area code)

Europa Acquisition V, Inc.
100 Europa Drive, Suite 455
Chapel Hill, North Carolina 27517
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2011, the Company and Faucet Impressions, Inc., a privately held Delaware corporation, (“Faucet”), entered in a non-binding letter of intent (the “Letter of Intent”), pursuant to which we have agreed to enter into a definitive agreement to acquire 100% of the issued and outstanding common stock of Faucet in consideration for the issuance of approximately 12,566,088 shares of our common stock (the "Transaction"). The completion of the Transaction is subject to the terms of a definitive share exchange agreement to be negotiated by the parties and is subject to the completion of due diligence. A copy of the Letter of Intent is attached hereto as Exhibit 10.1.

Upon execution and closing of a definitive agreement with Faucet, we expect that we will change our business plan to be consistent with Faucet’s business. Faucet is a media company that uses state-of-the-art plumbing technology to deliver advertisements on faucets in public restrooms. Faucet intends to contract with public venues to install advertising screens and faucets in public restrooms and will contract with advertisers and other companies to place ads on the installed screens to be viewed by guests using the restroom.

In connection with the Letter of Intent, on June 10, 2011, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Cory Galakatos, a shareholder of Faucet, (the “Purchaser”) for the purchase of 5,000,000 shares of our common stock, par value $0.001, for an aggregate purchase price of $15,000. The 5,000,000 shares purchased represent approximately 85% of the issued and outstanding common shares of the Company. A copy of the Letter of Intent is attached hereto as Exhibit 10.2.

The above description of the Letter of Intent and Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Exhibit 10.1 and 10.2 filed as exhibits to this Current Report on Form 8-k.

Item 3.02 Unregistered Sales of Equity Securities.

On June 10, 2011, we issued a total of 5,000,000 shares of our common stock to the Purchaser in consideration for $15,000 as described more fully in Item 1.01, above.

Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933. These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, the size of the offering, the manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the Purchaser had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.01 Changes in Control of Registrant

On June 10, 2011, pursuant to the terms of the Stock Purchase Agreement, we issued a total of 5,000,000 shares of our common stock to the Purchaser for total consideration of $15,000. This constituted a change of control and Mr. Cory Galakatos held control of 84.7% of the issued and outstanding shares of common stock. As a result, the following changes to the Company's directors and officers have occurred:

●	As of June 10, 2011, Cory Galakatos was appointed as the Company's President, Chief Executive Officer and Director.

●	Peter Reichard then resigned as a member of the Company's Board of Directors and as the Company's President, Principal Executive Office, Principal Financial Officer and Director.

Other than as disclosed in this Current Report on Form 8-k, there are no known arrangements which may subsequently result in another change of control of the registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 10, 2011, Peter Reichard resigned as a member of the Company's Board of Directors effective as of June 10, 2011. Mr. Reichard also resigned as the Company's President, Principal Executive Officer and Principal Financial Officer effective June 10, 2011.  At the time of resignation, Mr. Reichard was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On June 10, 2011, Mr. Cory Galakatos was appointed as the Company's President, Chief Executive Officer and Director.

Cory Galakatos, Age 38 - Mr. Galakatos has extensive experience in product design, development and manufacturing, including faucets and plumbing products.  A native of St. Louis, Mr. Galakatos was Merchandising Manager for the Roman Company’s product lines sold into major national department stores (May Company, J.C. Penney, Dillard’s, Federated Department Stores).  In that position, he traveled extensively in Thailand, China and Korea and had responsibility for sourcing, development and quality control.  Mr. Galakatos has been a successful developer and manager of multi-family and residential properties in the greater Phoenix metropolitan area.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 14, 2011, we changed our name from Europa Acquisition V, Inc. to Faucet Impressions International, Inc. The name change was effected pursuant to Section 78.385 of the Nevada Revised Statutes. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events

On June 9, 2011, prior to the signing of the Letter of Intent or the Stock Purchase Agreement, our directors approved and authorized a 9-for-1 forward split of our issued and outstanding common stock (the “Forward Split”). After the Forward Split, our issued and outstanding common shares were increased from 100,000 to 900,000.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
	Exhibit #	Description
	3.1	Amendment to Articles of Incorporation
	10.1	Letter of Intent between Europa Acquisition V, Inc. and Faucet Impressions, Inc. dated June 10, 2011
	10.2	2011Stock Purchase Agreement between Europa Acquisition V, Inc. and Cory Galakatos dated June 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAUCET IMPRESSIONS INTERNATIONAL, INC

/s/Cory Galakatos
Cory Galakatos President, Chief Executive Officer and Director

Dated: June 16, 2011